UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 30, 2022

America Great Health

(Exact name of registrant as specified in charter)

Wyoming

(State or other jurisdiction of incorporation)

0-27873	98-0178621
(Commission File Number)	(IRS Employer Identification No.)

1609 W Valley Blvd., #338, Alhambra, CA	91803
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (888) 988-1333

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On October 25, 2022, the United States Patent and Trademark Office (the “USPTO”) issued U.S. Patent No. 11478534 B1 (the “534 Patent”) and made publicly available provisional patent application (U.S. Application No. 17/374.317) (the “Provisional Patent Applications”) to which the 534 Patent claims priority.

The 534 Patent and the Provisional Patent Application for Formulation and Method of Preparing Zinc-Charged Insulin for Oral Administration described an invention that is directed to a zinc-charged insulin composition that is effective in treating diabetes and lowering and stabilizing blood glucose levels when administered orally. The zinc-charged insulin is acid and enzyme resistant, such that the zin-charged insulin is capable of surviving the acidic conditions of the stomach. The zinc-charged insulin is capable of being absorbed through the gastrointestinal tract and stored in the liver, such that the zinc-charged insulin is long lasting and similar to the insulin normally generated by the body.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed by the undersigned hereunto duly authorized.

AMERICA GREAT HEALTH

Date: December 30, 2022

By: /s/ Mike Wang

Name: Mike Wang

Title: President